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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 14, 2004

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

        On December 14, 2004, the board of directors (the "Board") of Tapestry Pharmaceuticals, Inc. (the "Company") designated Robert E. Pollack as Chair of the Compensation Committee of the Board and elected Elliot M. Maza as a member of the Board and appointed him to serve as a member of the Audit Committee of the Board. As a result of such designation and appointment, effective December 15, 2004, Dr. Pollack and Mr. Maza were each granted an option to acquire 10,000 shares of common stock in accordance with the Company's 2004 Non-Employee Directors' Stock Option Plan (the "Plan").

        Each option has an exercise price of $1.00 per share and expires on December 15, 2014 unless sooner terminated in accordance with the terms of the Plan. Dr. Pollack's option fully vests on December 15, 2005, and Mr. Maza's option fully vests on the first business day immediately following the later of the Company's next annual meeting of stockholders or June 15, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 14, 2004, the Board of Directors of the Company increased the number of directors to nine and elected Elliot M. Maza as a director to fill the vacancy created thereby. Mr. Maza was elected for a term expiring at the 2005 Annual Meeting of Stockholders and will serve on the Audit Committee.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits.

Exhibit No.	Description
99.1	Form of Stock Option Agreement for certain options granted under the Company's 2004 Equity Incentive Plan
99.2	Form of Stock Option Agreement for options granted under the Company's 2004 Non-Employee Directors' Stock Option Plan

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2004

TAPESTRY PHARMACEUTICALS, INC.
By:	/s/ GORDON LINK Gordon Link Senior Vice President, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Form of Stock Option Agreement for options granted under the Company's 2004 Equity Incentive Plan
99.2	Form of Stock Option Agreement for options granted under the Company's 2004 Non-Employee Directors' Stock Option Plan

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  Item 1.01. Entry Into a Material Definitive Agreement.
  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS